Exhibit 10.10

SUBSCRIPTION ESCROW AGREEMENT

This SUBSCRIPTION ESCROW AGREEMENT, dated as of [         ], 2013 (together with Schedule A and Schedule B hereto, this “Agreement”), is by and among Z TRIM HOLDINGS, INC., an Illinois corporation, with principal offices located at 1011 Campus Drive, Mundelein, Illinois, 60060 (the “Company”); AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, with principal offices located at 6201 15th Avenue, Brooklyn, New York, 11219 (“Escrow Agent”); and MAXIM GROUP LLC, a New York limited liability company, with principal offices located at 405 Lexington Avenue, New York, New York 10174 (the “Placement Agent”).

WHEREAS, pursuant to an effective registration statement (SEC File No. 333-186577) (“Registration Statement”) and a Securities Purchase Agreement between the Company and each Purchaser (as defined below) (“Purchase Agreement”), the Company is offering (“Offering”) up to an aggregate of [$10,000,000] of registered shares (“Shares”) of common stock, $0.00005 par value per share (“Common Stock”), and registered warrants to purchase Common Stock (“Warrants” and, collectively with the Shares, “Securities”);

WHEREAS, the Offering has no required minimum amount;

WHEREAS, the Company and Placement Agent desire to establish an escrow account with the Escrow Agent into which the Company and Placement Agent shall instruct the purchasers in the Offering (the “Purchasers”) to deliver funds by wire transfer to the Escrow Agent pursuant to the instructions herein and Escrow Agent is willing to accept said funds in accordance with the terms hereinafter set forth; and

WHEREAS, proceeds received from Purchasers in the Offering shall be held in escrow by the Escrow Agent pending a Closing (as defined below) or the termination of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.
Definitions.  The following terms shall have the meanings indicated or referred to below, inclusive of their singular and plural forms, except where the context requires otherwise.  Unless the context requires otherwise, all references to “years,” “months,” or “days” shall mean “calendar years,” “calendar months,” and “calendar days.”  References in this Agreement to “including” shall mean “including, without limitation,” whether or not so specified.  Any term not defined below which is initially capitalized in this Agreement shall have the meaning ascribed to it in this Agreement.

“Affiliate” means, with respect to any person, (a) a person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such person, (b) any person of which such person is the beneficial owner of a twenty-five percent (25%) or greater interest, or (c) any person which acquires all or substantially all of the assets of such person.  A person is deemed to control another person if such person, directly or indirectly, has the power to direct the management, operations or business of such person.  The term “beneficial owner” is to be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

“Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Closing” shall mean each closing conducted by the Company and the Placement Agent with respect to the sale of the Securities pursuant to the Offering.

“Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement.

“Joint Written Direction” shall mean a written direction executed and delivered by the Company and the Placement Agent, directing the Escrow Agent to disburse all or a portion of the Escrow Funds or otherwise directing any party hereto to take or refrain from taking an action pursuant to this Agreement.  Any Joint Written Direction relating to a disbursement of Escrow Funds shall certify with reasonable detail satisfactory to Escrow Agent in its sole discretion the instructions as to such disbursement.  Each Joint Written Direction shall be accompanied by the documents set forth in Schedule B hereto.

“Termination Date” shall mean [           ], 2013, unless the Offering is fully subscribed before such date or the Company and the Placement Agent agree to terminate the Offering prior to such date.

2.
Appointment of Escrow Agent.  The Company and the Placement Agent hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and Escrow Agent hereby accepts such appointment.

3.
Delivery of Subscription Proceeds.  All funds received from Purchasers as payment for the Securities will be promptly delivered by the Purchasers to Escrow Agent for deposit in accordance with Section 4 below.  All checks, drafts or other instruments (as the case may be) will be made payable to “American Stock Transfer & Trust Company, LLC, as Escrow Agent for Z Trim Holdings, Inc.” and wire transfers will be delivered to JPMorgan Chase N.A., with offices at 270 Park Avenue, 4th Floor New York, New York  10017, ABA Number: [          ] (Swift Code: [         ]) for credit to American Stock Transfer & Trust Company, LLC, as Escrow Agent for Z Trim Holdings, Inc. Account Number: [         ].  The Company will provide to the Escrow Agent, and update from time to time as soon as is practicable prior to issuing the Escrow Agent any written instructions (including any Joint Written Direction) regarding the disbursement of subscription proceeds, a chart setting forth, as to each Purchaser, its name, address, social security number or employer identification number, amount of Securities purchased, and the amount paid, and to be paid, in connection with such purchase.  The Escrow Agent is hereby empowered on behalf of the Company to endorse and collect in the banking system all checks, drafts, wire funds transfers, promissory notes or other instruments received on account of purchases of the Securities in the Offering.

4.
Escrow Agent to Hold and Disburse Funds.  The Escrow Agent will hold all Escrow Funds in a segregated bank account titled in the name of Escrow Agent and established for the benefit of the Purchasers and the Company and disburse all Escrow Funds as follows:

(a)
If, at any time and from time to time prior to the Termination Date, there are Escrow Funds that have cleared and the Escrow Agent has received a Joint Written Direction, the Escrow Agent shall, pursuant to the Joint Written Direction, disburse such Escrow Funds to the Company and other parties as described in the Joint Written Direction within one (1) Business Day of receipt of such Joint Written Direction.  Thereafter, in respect to any additional Escrow Funds that have cleared and are held by the Escrow Agent prior to the Termination Date, the Escrow Agent shall, pursuant to one or more Joint Written Directions, disburse such Escrow Funds to the Company and other parties as described in the Joint Written Direction at one or more subsequent Closings within one (1) Business Day of receipt of such Joint Written Direction.  If, subsequent to any Closing, the Escrow Agent shall not have received a Joint Written Direction in accordance with the preceding sentence addressing the disposition of any remaining Escrow Funds (which Escrow Funds are received prior to the Termination Date), the Escrow Agent shall return the remaining Escrow Funds to the appropriate Purchasers within five (5) Business Days of the Termination Date, if all such Escrow Funds are cleared by the Termination Date).

(b)
(i) If no Closing has taken place within fifteen (15) Business Days following the Termination Date, the Escrow Agent shall return all Escrow Funds to the Purchasers within five (5) Business Days after such fifteen (15) Business Day time period or (ii) if the Company or the Placement Agent notify the Escrow Agent in writing at any earlier time that no Closing will take place, the Escrow Agent shall return all Escrow Funds to the Purchasers within five (5) Business Days of such written notification.

(c)	[RESERVED]

(d)
If any amount of Escrow Funds was returned to Escrow Agent as undeliverable following the operation of Section 4(a) and Section 4(b) above, Escrow Agent, in addition to its other rights herein, (x) (A) may maintain and manage such Escrow Funds for such period of time as it determines may be necessary or appropriate, including in accordance with applicable state escheatment and unclaimed property laws, as determined by Escrow Agent in its sole discretion and (B) shall have the right to escheat any such Escrow Funds pursuant to applicable state escheatment and unclaimed property laws and, in such case, shall remit such Escrow Funds (less any fees, costs, expenses or other amounts due to Escrow Agent or any other Indemnified Party (as defined below) hereunder (to the extent Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, permits) and interest on such Escrow Funds, which shall be payable in accordance with Section 6 hereof in the case of interest, and otherwise to Escrow Agent or any other Indemnified Party (as defined below) in accordance with this Agreement (including Schedule A hereto)) to any relevant competent authority and (y) may take any other action permitted by this Agreement, including Section 5, Section 7 and Section 10 of this Agreement.

Any disbursements by the Escrow Agent to a Purchaser pursuant to the terms of this Agreement shall be made by wire payable to the order of such Purchaser.

All disbursements of Escrow Funds in Section 4(a) and Section 4(d) above shall be subject to the fees, costs, expenses and other amounts due to Escrow Agent and any other Indemnified Party (as defined below) hereunder.

5.
Suspension of Performance; Disbursement into Court.  If, at any time, (i) there shall exist any dispute between or among the Company and the Placement Agent  with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Company has not, within thirty (30) calendar days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor escrow agent to act hereunder (which such successor escrow agent has accepted such appointment), then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a)
suspend the performance of any of its obligations (including any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor escrow agent shall have been appointed (as the case may be); and/or

(b)
petition (by means of an interpleader action or any other appropriate method) any court set forth in Section 13 hereof for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees, costs and expenses (including court costs and expenses and attorneys’ fees) or any other amount payable to or incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder (in each case, to the extent Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, permits).

Escrow Agent shall have no liability to the Company or the Placement Agent, or to their respective shareholders, partners, or members, officers or directors, employees, Affiliates or any other person with respect to any such suspension of performance or disbursement into court (including any disbursement obligations hereunder), specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent unless such liability is the result of a breach by the Escrow Agent of its obligations under this Agreement or conduct by the Escrow Agent that constitutes fraud, negligence, willful misconduct or malfeasance.

6.	Funds. Escrow Agent is herein directed and instructed to hold the Escrow Funds in a demand deposit account. The Company shall be entitled to retain any interest earned on the Escrow Funds.

7.
Termination of Agreement; Resignation of Agent.  Upon the first to occur of (i) the disbursement of all amounts in the Escrow Funds in accordance with this Agreement (including Section 4(d) and the operation of applicable state escheatment and unclaimed property laws) or (ii) the termination or resignation of Escrow Agent, Escrow Agent shall be released from its obligations hereunder and Escrow Agent shall have no further obligation whatsoever with respect to this Agreement or the Escrow Funds.  The obligations of the Company continue to exist notwithstanding the termination or discharge of Escrow Agent’s obligations hereunder until the obligations of the Company have been fully performed.

Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Placement Agent at least ten (10) Business Days written notice thereof.  The Company may terminate the Escrow Agent and appoint a new escrow agent at any time upon ten (10) Business Days written notice to the Escrow Agent.  Upon any such notice of resignation from the Escrow Agent or notice of termination from the Company, the Company and the Placement Agent shall jointly issue to Escrow Agent a Joint Written Direction authorizing redelivery of the Escrow Funds to a depository that has been retained as successor to Escrow Agent hereunder prior to the effective date of such resignation or termination.  Within two (2) Business Days of receiving the Joint Written Direction, Escrow Agent shall turn over to such successor escrow agent all monies and property held hereunder upon presentation of the document appointing the new escrow agent and such escrow agent’s acceptance thereof, and after deduction and payment (to the extent Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, permits) to the retiring Escrow Agent of all fees, costs and expenses (including court costs and expenses and attorneys' fees) or any other amount payable to or incurred by the retiring Escrow Agent in connection with the satisfactory performance of its duties and the exercise of its rights hereunder.

After any retiring Escrow Agent’s resignation or termination by the Company, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.  Any corporation or other entity into which Escrow Agent may be merged or converted or with which it may be merged or consolidated, or any other entity to which all or a majority of all of Escrow Agent’s escrow business may be transferred by sale of assets or otherwise, shall be Escrow Agent under this Agreement without further act or consent of any party hereto.

8.	Liability of Escrow Agent.

(a)
Escrow Agent shall have no duties or responsibilities except as expressly set forth herein and no other duties and obligations shall be implied (fiduciary or otherwise).  Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.  Except for amendments to this Agreement referred to below, and except for instructions given to Escrow Agent pursuant to a Joint Written Direction, Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.  In the event of any conflict between the terms and provisions of this Agreement and any other agreement, as to Escrow Agent, the terms and conditions of this Agreement shall control subject to Section 28 hereof.

(b)
Escrow Agent shall not be liable to the Company or the Placement Agent or to anyone else for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company or the Placement Agent.  In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The officers, directors, members, partners, trustees, employees, agents, attorneys or other representatives and Affiliates of Escrow Agent owe no duty or obligation to any party hereunder and shall have no liability to any person by reason of any error of judgment, for any act done or not done, for any mistake of fact or law, or otherwise.  Escrow Agent may rely conclusively, and shall be protected in acting, upon any order, notice, instruction (including a Joint Written Direction (such as a wire transfer instruction)), request, demand, certificate, opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity (including the authority of the person signing or presenting the same) and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to Escrow Agent signed by the proper party or parties and, if the duties or rights of Escrow Agent are affected, unless it shall give its prior written consent thereto.

(c)
Escrow Agent shall not be obligated to take any legal or other action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or any other agreement, or to prosecute or defend any such legal action or proceeding (whether or not it shall have been furnished with acceptable indemnification and advancement).  Escrow Agent may consult qualified legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute or question involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel.  The Company shall promptly pay, upon demand, the reasonable fees, costs and expenses of any such counsel.

(d)
Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement; provided, however, that Escrow Agent shall be responsible for the sufficiency and accuracy of any document prepared or signed by it or on its behalf.  Escrow Agent shall have no responsibility with respect to the use or application of any Escrow Funds after they are disbursed by Escrow Agent pursuant to the provisions hereof.  Escrow Agent shall have no duty to solicit any payment which may be due to be paid in Escrow Funds or to confirm or verify the accuracy or correctness of any amounts delivered in accordance with this Agreement.

(e)
Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith, in reliance upon such assumption.

(f)
Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by qualified legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9.
Indemnification of Escrow Agent.  From and at all times after the date of this Agreement, the Company shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, member, partner, trustee, employee, attorney, agent and Affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs, penalties, settlements, judgments and expenses of any kind or nature whatsoever (including costs and expenses and reasonable attorneys’ fees) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of, in connection with, or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including the Company and/or the Placement Agent, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person (whether it is an Indemnified Party or not) under any statute or regulation, including any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement (including tax reporting or withholding or the enforcement of any rights or remedies under or in connection with this Agreement); provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The Indemnified Parties shall have the right to select and employ separate counsel, which must be approved by the Company, with respect to any action or claim brought or asserted against it, and the reasonable fees, costs and expenses of such counsel shall be paid, upon demand, by the Company.

10.
Fees, Costs and Expenses of Escrow Agent.  The Company shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto.  The additional provisions and information set forth on Schedule A hereto are hereby incorporated by this reference, and form a part of this Agreement.  All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by the Company upon execution of this Agreement and, in the future, upon demand by Escrow Agent.  Escrow Agent is expressly authorized and directed, but shall not be obligated, to, and may, charge against and disburse to itself (to the extent Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, permits) from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of any fees, costs and expenses set forth on Schedule A hereto which are due and payable hereunder, including any amount to which Escrow Agent or any other Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof, or any other amount owing to Escrow Agent hereunder.  Escrow Agent shall notify the Company of any disbursement from the Escrow Funds to itself or any other Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to the Company copies of all related invoices and other statements.  Subject to Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, the Company hereby grants to Escrow Agent and the other Indemnified Parties a security interest in and lien upon the Escrow Funds (i) for the payment of any fees, costs, expenses and other amounts due to Escrow Agent or any other Indemnified Party hereunder and (ii) to secure any and all obligations of the Company in this Agreement with the right to offset any amount due any of them under this Agreement against the Escrow Funds.  If for any reason funds in the Escrow Funds are insufficient to cover such amount, the Company shall pay, upon demand, such amounts to Escrow Agent or any other Indemnified Party upon receipt of copies of related invoices and other statements.

11.	Representations and Warranties. Each of the Company and the Placement Agent severally, and not jointly, covenants and makes the following representations and warranties to Escrow Agent:

(a)
It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)
This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

(c)
The execution, delivery, and performance of this Agreement is in accordance with the agreements related to the Offering and will not violate, conflict with, or cause a default under its articles of incorporation, bylaws, management agreement or other organizational document, as applicable, any applicable law, rule or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including the agreements related to the Offering, to which it is a party or any of its property is subject.

(d)
Escrow Agent is appointed to act as agent only for the limited purposes set forth in this Agreement; no representation, statement, communication or other suggestion shall be made that Escrow Agent has investigated the desirability or advisability of investment in the Securities or has approved, endorsed or passed upon the merits of purchasing the  Securities; and the name of Escrow Agent has not and shall not be used in any manner in connection with the offering of the Securities other than to state in the Purchase Agreement and the Registration Statement (and related prospectus) that Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth in this Agreement.

(e)
No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof.  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(f)
It possesses such valid and current material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its respective businesses, and it has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit.

(g)	All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of Escrow Funds.

12.
Patriot Act Disclosure.  The Company acknowledges that a portion of the identifying information provided to Escrow Agent pursuant to Section 3 hereof is being requested in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and the Company agrees to provide any additional information requested by Escrow Agent in connection with the Act or any similar law, rule, regulation, order, or other governmental act to which Escrow Agent is subject, in a timely manner and consent to Escrow Agent obtaining from third parties any such identifying information. The Company represents that all identifying information set forth on Schedule A hereto, including its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of Escrow Funds. For a non-individual person such as a charity, a trust, or other legal entity, Escrow Agent may require documentation to verify formation and existence as a legal entity.  Escrow Agent may also require financial statements, licenses, identification and authorization documentation from any individual claiming authority to represent the entity or other relevant documentation.

13.
Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Southern District of the State of New York shall have the sole and exclusive jurisdiction over any such proceeding.  If such court lacks federal subject matter jurisdiction, the parties hereto agree that the Supreme Court of the State of New York within New York County shall have sole and exclusive jurisdiction.  Any final judgment shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

Each party hereto irrevocably and unconditionally waives any right to a trial by jury and agrees that any of them may file a copy of this section of this Agreement with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties hereto irrevocably to waive the right to trial by jury in any litigation related to or arising under this Agreement.

14.
Notice.  All notices, instructions (pursuant to a Joint Written Direction or otherwise), approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when such writing is delivered by hand or overnight delivery service, or (b) upon telephone call-back in accordance with Section 15 below, after being sent by e-mail with PDF attachment from the designated e-mail account(s) of the sending person(s) as designated on Schedule A hereto to the designated e-mail account(s) of the receiving person(s) as designated on Schedule A hereto or (c) three (3) Business Days after being mailed by first class mail (postage prepaid), in each case to the address set forth on Schedule A hereto or to such other address as each party hereto may designate for itself by like notice.

15.
Security Procedures.  If notices, instructions (pursuant to a Joint Written Direction or otherwise), approvals, consents, requests, and other communications, are received by the Escrow Agent by e-mail at its e-mail account(s) as designated on Schedule A hereto, the Escrow Agent will seek prompt confirmation of such communications by telephone call-back to the sending person or persons’ telephone number(s) as designated on Schedule A hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated in that call-back.  Any e-mail by PDF attachment executed by more than one person shall be sent by each signatory.  The persons and their telephone numbers authorized to receive call-backs as designated in Schedule A hereto may be changed only in a writing actually received and acknowledged by the Escrow Agent and delivered in accordance with Section 14 above and, if applicable, this Section 15.  If Escrow Agent is unable to contact any such designated person, Escrow Agent is hereby authorized (but not required) both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of the Company’s or the Placement Agent’s executive officers (each, an “Executive Officer”), as the case may be, who shall include individuals holding titles of Executive Vice President or more senior thereto, as Escrow Agent may select.  Such Executive Officer(s) shall deliver to Escrow Agent a fully executed incumbency certificate upon Escrow Agent’s request, and Escrow Agent may rely upon the confirmation of anyone purporting to be any such Executive Officer(s). The parties to this Agreement acknowledge and agree that the security procedures set forth above are commercially reasonable.

The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company to identify (i) a beneficiary, (ii) a beneficiary's bank, or (iii) an intermediary bank.  The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than a beneficiary being paid, or the transfer of funds to a bank other than a beneficiary's bank or an intermediary bank designated.

16.
Amendment or Waiver.  This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties hereto.  No delay or omission by any party hereto in exercising any right with respect hereto shall operate as a waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17.
Severability.  To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.	Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

19.
Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto relating to the holding and disbursement of Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

20.
Binding Effect.  All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Company, the Escrow Agent and the Placement Agent.

21.
Execution in Counterparts.  This Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.  Subject to Section 14 and Section 15 hereof, this Agreement and any Joint Written Direction may be executed and delivered by e-mailing a PDF version of a signed signature page, which shall have the same force and effect as the delivery of an originally executed signature page.

22.
Dealings.  Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the Company and become pecuniarily interested in any transaction in which the Company may be interested, and contract and lend money to the Company and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  Nothing herein shall preclude Escrow Agent from acting in any other capacity for the Company or for any other entity.

23.	Currency. The currency applicable to any amount payable or receivable under this Agreement is United States dollars.

24.
Late Payment.  If any amount due to Escrow Agent under this Agreement is not paid within thirty (30) calendar days (subject to any longer time period prescribed herein) after notice to the Company (other than any amount that is subject to good faith dispute), the Company shall pay interest thereon (from the due date to the payment date) at a per annum rate equal to ten (10) percent.

25.
Force Majeure.  Notwithstanding anything to the contrary hereunder, Escrow Agent shall not be liable for any delay, failure to perform, or other act or non-act resulting from acts beyond its reasonable control, including acts of God, terrorism, shortage of supply, labor difficulties (including strikes), war, civil unrest, fire, floods, electrical outages, equipment or transmission failures, internet interruption, vendor failures (including information technology providers), and other similar causes.

26.
No Third Party Beneficiaries.  This Agreement and all of its terms and conditions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns.  Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable rights, remedy, or claim under or with respect to this Agreement or any term or condition of this Agreement.

27.
No Strict Construction.  The parties hereto have participated jointly in the negotiation and draft of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it were drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any provision of this Agreement.

28.
Priority.  Nothing contained in this Agreement shall amend, replace or supersede any agreement between the Company and Escrow Agent to act as the Company’s transfer agent, which agreement shall remain of full force and effect.

29.
Headings.  The headings in this Agreement are for convenience purposes and shall be ignored for purposes of enforcing this Agreement, do not constitute a part of this Agreement, and may not be used by any party hereto to characterize, interpret, limit or affect otherwise any provision of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Escrow Agreement to be executed as of the date first above written.

Z TRIM HOLDINGS, INC.

By:  ____________________________________
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Escrow Agent

By:  _____________________________________
Name:
Title:

MAXIM GROUP LLC

By:  ____________________________________
Name:
Title:

SCHEDULE A

1.	Escrow Funds.

Escrow Funds wiring instructions:                                   JPMorgan Chase N.A.
270 Park Avenue, 4th Floor
New York, New York 10017
ABA:
SWIFT Code:
Account No.:
Account Name: American Stock Transfer & Trust Company, LLC, as Escrow Agent for Z Trim Holdings, Inc.

2.	Escrow Agent Fees.

Acceptance Fee:                                                                [$           ]

TOTAL                                                      [$           ]

The Acceptance Fee is payable upon execution of this Agreement.  In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees, costs and expenses remain due and payable, and if paid, will not be refunded.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an escrow account and are subject to reasonable adjustment based on final review of documents, or when Escrow Agent is called upon to undertake unusual or extraordinary duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand.  Services in addition to and not contemplated in this Agreement, including document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, must be pre-approved by the Company.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account.  Additional sub-accounts governed by this Agreement may incur an additional charge.  Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

The fees quoted in this schedule are subject to reasonable adjustment by Escrow Agent in accordance with its customary practices and if it is called upon to undertake further unusual or extraordinary duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand.

3.	Taxpayer Identification Number.

Company: 36-4197173

4.	Notice Addresses.

If to the Company at:

1011 Campus Drive,
Mundelein, Illinois 60060
Tel: (847) 549-6002
Fax:  (847) 549-6146
Attn:  Brian S. Chaiken, Chief Financial Officer

With copy to:

Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, WI  53202-4497
Tel: (414) 277-5000
Fax: (414) 271-3552
Attn: Jeffrey J. LaValle, Esq.

If to Escrow Agent at:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: Corporate Actions
Tel: (718) 921-8200

with copy to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: General Counsel
Tel: (718) 921-8200

If to the Placement Agent at:

405 Lexington Avenue
New York, New York 10174
Tel: (212) 895-3500
Fax: (212) 895-3555
Attn: Jim Alfaro

A-

5.	Designated Email Accounts and Telephone Call-Back Numbers (for persons designated to send and receive notices by e-mail).

Company:                                Name                                Email Address                                                      Phone

                                 Brian S. Chaiken                                brian.chaiken@ztrim.com                                        (847) 549-6002
                                 Steven J. Cohen                                steve.cohen@ztrim.com                                           (847) 549-6002

Escrow Agent:                        Name                                Email Address                                                      Phone

Joseph Smith                                jsmith@amstock.com                                           (718) 921-8135

Placement Agent:                  Name                                Email Address                                                      Phone

Jim Alfaro                                jalfaro@maximgrp.com                                           (212) 895-3636

A-

SCHEDULE B

1.
Certificate of each of the Chief Financial Officer and the Corporate Secretary of the Company that (a) the offer and sale of the Securities described in the Registration Statement are registered under the Securities Act of 1933, as amended, and have been qualified for sale under or are exempt from applicable state securities or “blue sky” laws and (b) all representations and warranties of the Company set forth in the Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date thereof; and

2.
Certificate of each of an authorized officer and the Corporate Secretary of the Placement Agent that all representations and warranties of the Placement Agent set forth in the Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date thereof.

3.	An opinion of qualified securities law counsel to the Company that the offer and sale of the Securities described in the Registration Statement are registered under the Securities Act of 1933.